                                                                  EXHIBIT 10.100


                               IMPAC GROUP INC.
                            1950 North Ruby Street
                       Melrose Park, Illinois 60160-1178



                                                                January 11, 1999


To Heritage Fund II Investment
  Corporation
c/o Heritage Partners, Inc.
30 Rowes Wharf
Suite 300
Boston, MA 02110


Ladies and Gentlemen:

     Reference is hereby made to the letter agreement dated September 10, 1998 among the stockholders of IMPAC Group, Inc., a Delaware corporation (the "Company"), and the Company (the "September 10th Letter").
                                  -----------------------

     Pursuant to the terms of September 10th Letter, Heritage Fund II
Investment Corporation (referred to herein as the "Stockholder") hereby agrees
                                                   -----------
to sell to the Company shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock", with the shares of Common Stock to be sold
                ------------
referred to as the "Shares"), for a purchase price of $625.04 per share (the
                    ------
"Purchase Price") and an aggregate repurchase price as set forth in Annex A. The
 --------------                                                     -------
parties acknowledge that the Purchase Price per share has been increased from the price contemplated by the September 10th Letter to reflect that the timing of the "Equity Recapitalization" referred to in the September 10th Letter has been significantly delayed from the parties' expectations in September. The number of Shares to be sold and the aggregate Purchase Price to be paid by the Company for such Shares is set forth in Annex A.
                                        -------

     Immediately after the closing under the Securities Purchase Agreement, dated as of the date hereof (the "Securities Purchase Agreement"), between the
                                  -----------------------------
Company and the investors named therein, providing for the issuance and sale by the Company of a new series of preferred stock and warrants for an aggregate purchase price of $20,000,000, each Stockholder shall deliver the certificate(s) representing the Shares to be purchased by the Company (properly endorsed or accompanied by duly executed stock powers or assignments), against payment therefor as provided herein by wire transfer to an account designated by the Stockholder on Annex A. The Company hereby agrees that it will
                                 -------
pay the aggregate Purchase Price out of the net proceeds received by it pursuant to the Securities Purchase Agreement.

     The Stockholder hereby represents and warrants that it has all right, title and interest in the shares of Common Stock to be sold to the Company pursuant to this letter agreement, and upon delivery to the Company of certificates representing the Shares to be sold as provided in the preceding paragraph and payment of the aggregate Purchase Price, the Company will acquire the Shares, free from all liens, restrictions, claims and encumbrances.

     This letter agreement shall to the maximum lawful extent be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware, as applied to contracts under seal made, and entirely to be performed, within Delaware, and without reference to principles of conflicts or choice of law.

     Please sign where indicated below to confirm your agreement with the foregoing.


                                        Very truly yours,


                                        IMPAC GROUP, INC.


                                        By: /s/ David C. Underwood
                                            ------------------------------
                                            Name:  David C. Underwood
                                            Title: Chief Financial Officer

Agreement Confirmed:


HERITAGE FUND II INVESTMENT
CORPORATION


By: /s/ Michael F. Gilligan
    ------------------------------
    Name: Michael F. Gilligan
    Title:

                                                                       ANNEX A
                                                                       -------

     Pursuant to this letter agreement the Stockholder will sell and the Company will purchse shares of Common Stock as follows:


                                       Shares of           Aggregate
                                      Common Stock       Purchase Price
                                      ------------       --------------

Heritage Fund II Investment
Corporation                             30,087.37          $18,806,000

     The aggregate Purchase Price should be sent by wire transfer as follows:


                Bank Name:             BankBoston

                Bank Address:          100 Federal Street
                                       Boston, MA 02110

                Routing Number:        011 000 390

                Account Name:          Heritage Fund II, L.P.

                Account Number:        503-27931